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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                April 24, 1998



                                FMC CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                        1-2376                  94-4079804
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)



              200 East Randolph Drive, Chicago, Illinois   60601
              --------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



                                (312) 861-6000
                        ------------------------------
                        Registrant's telephone number,
                        including area code
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Item 5.  Other Events

At its annual meeting of stockholders on April 24, 1998, FMC Corporation approved a resolution amending its Restated Certificate of Incorporation. The amendment increases the number of shares of authorized Common Stock, par value $.10 per share, from 60,000,000 to 130,000,000 shares.

The Amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law by the holders of a majority of the issued and outstanding shares of Common Stock of FMC Corporation.

On April 24, 1998, FMC Corporation filed its Certificate of Amendment to its Restated Certificate of Incorporation, providing that Article FOURTH, section
(a) of its Restated Certificate of Incorporation be amended to read as follows:

     "The total number of shares of stock which the Corporation shall have authority to issue is 135,000,000 shares, consisting of 130,000,000 shares of Common Stock, par value $.10 per share, and 5,000,000 shares of Preferred Stock, without par value."

Item 7.  Financial Statements and Exhibits

(c)  see exhibit index
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                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            FMC CORPORATION


                            By /s/ J. Paul McGrath
                               -------------------------------
                               J. Paul McGrath
                               Senior vice president, general
                                counsel and secretary


Date: April 27, 1998
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Exhibit Index

Number in
Exhibit Table    Description
-------------    -----------
     3           Certificate of Amendment to Restated Certificate of
                 Incorporation of FMC Corporation